Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of CyrusOne Inc. on Form S-3ASR (No. 333-211114) and Form S-8 (No. 333-212375 and No. 333-196432) of our report dated May 9, 2017, on our audit of the financial statements of 800 Cottontail, LLC as of December 31, 2016 and for the year then ended.

/s/ EisnerAmper LLP

New York, New York
May 9, 2017